As filed with the Securities and Exchange Commission on May 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-3555336
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3100 Sanders Road, Suite 301 Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

IDEX Corporation 2024 Incentive Award Plan

(Full title of the plan)

Lisa M. Anderson

Senior Vice President,

General Counsel and Secretary

IDEX Corporation

3100 Sanders Road, Suite 301

Northbrook, Illinois 60062

(847) 498-7070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed with the Securities and Exchange Commission (“Commission”) by IDEX Corporation (the “Registrant”) for the purpose of registering 9,900,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued under the IDEX Corporation 2024 Incentive Award Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 of Part I will be delivered to participants in the Plan, in accordance with Form S-8 and Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, filed with the Commission by the Registrant (excluding any portions of such documents that have been “furnished” but “not filed”), are incorporated by reference in this Registration Statement as of their respective dates:

A.	The Registrant’s Annual Report on Form 10-K, filed with the Commission on February 22, 2024 (File No. 001-10235), for the fiscal year ended December 31, 2023;

B.	The Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on April 24, 2024 (File No. 001-10235), for the fiscal quarter ended March 31, 2024; and

C.

The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on April 19, 1996 (File No. 001-10235) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description, including the description of the Common Stock contained under the caption “Description of Capital Stock,” in Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on February 21, 2020 (File No. 001-10235), for the fiscal year ended December 31, 2019, and any amendment or other report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their dates of filing; except as to any portion of any current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Article VII of the Restated Certificate of Incorporation of the Registrant (the “Certificate of Incorporation”) provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation further provides that if the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of the directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the amended DGCL. The Certificate of Incorporation further provides that, in addition to the limitation on personal liability of directors provided therein, the Registrant shall, to the fullest extent permitted by the DGCL: (x) indemnify its officers and directors and (y) advance expenses incurred by such officers or directors in relation to any action, suit or proceeding.

Section 12.1 of the Second Amended and Restated Bylaws (the “Bylaws”) of the Registrant provides that the Registrant shall indemnify any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant or, while serving as a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee, agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person in connection with such action, suit or proceeding, to the full extent permitted by applicable law. Expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding shall be paid by the Registrant in advance of the final disposition of such Proceeding; provided, however, that such payment of expenses in advance of a final disposition of the Proceeding shall be made only upon receipt of an undertaking by such Covered Person to repay all amounts advanced if it should ultimately be determined that such Covered Person is not entitled to be indemnified by the Registrant as authorized by Article XII of the Bylaws or otherwise. If a claim for indemnification or advancement of expenses under Article XII of the Bylaws is not paid in full by the Registrant within thirty (30) days after a written claim by a Covered Person has been received by the Registrant, Section 12.3 of the Bylaws provides that such Covered Person may at any time thereafter file suit against the Registrant to recover the unpaid amount of such claim and, if successful in whole or in part, such Covered Person shall be paid also the expense of prosecuting such claim. In any such action, the Registrant shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under Article XII of the Bylaws and applicable law.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Exhibit

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on February 22, 2018)

4.2	Second Amended and Restated Bylaws, effective as of October 24, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022, filed with the Commission on October 26, 2022)

4.3*	IDEX Corporation 2024 Incentive Award Plan

5.1*	Opinion of Sidley Austin LLP

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Sidley Austin LLP (contained in opinion filed as Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

107*	Calculation of Filing Fee Table

*	Filed herewith

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lake Forest, state of Illinois, on this 7th day of May, 2024.

IDEX CORPORATION

By:	/s/ Lisa M. Anderson
Lisa M. Anderson Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Eric D. Ashleman, Abhishek Khandelwal and Lisa M. Anderson with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign a registration statement on Form S-8 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorney-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities with the Registrant and on the dates indicated.

Signature	Title	Date

/s/ Eric D. Ashleman Eric D. Ashleman	Chief Executive Officer, President and Director (Principal Executive Officer)	May 7, 2024

/s/ Abhishek Khandelwal Abhishek Khandelwal	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 7, 2024

/s/ Allison S. Lausas Allison S. Lausas	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 7, 2024

/s/ Mark A. Beck Mark A. Beck	Director	May 7, 2024

/s/ Mark A. Buthman Mark A. Buthman	Director	May 7, 2024

/s/ Alejandro Quiroz Centeno Alejandro Quiroz Centeno	Director	May 7, 2024

/s/ Carl R. Christenson Carl R. Christenson	Director	May 7, 2024

/s/ Lakecia N. Gunter Lakecia N. Gunter	Director	May 7, 2024

/s/ Katrina L. Helmkamp Katrina L. Helmkamp	Non-Executive Chairman of the Board and Director	May 7, 2024

/s/ David C. Parry David C. Parry	Director	May 7, 2024

/s/ Livingston L. Satterthwaite Livingston L. Satterthwaite	Director	May 7, 2024

/s/ L. Paris Watts-Stanfield L. Paris Watts-Stanfield	Director	May 7, 2024